EXHIBIT 10.1
Fourth Amendment to Loan Documents

    THIS FOURTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of March 31, 2022, by and among PEGASYSTEMS INC. (the “Borrower”), the Guarantors (as such term is defined in the Credit Agreement defined in Exhibit A attached hereto and made a part hereof (the “Loan Agreement”)) party hereto (the “Guarantors” and each, individually, a “Guarantor”; the Borrower and the Guarantors are collectively referred to herein as the “Loan Parties” and each, individually, a “Loan Party”), the Lenders (as such term is defined in the Loan Agreement) party hereto (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (the “Agent”), in its capacity as “Agent” (as such term is defined in the Loan Agreement) for the Lenders.

BACKGROUND

    A.    The Loan Parties have executed and delivered to the Agent and/or the Lenders one or more promissory notes, letter agreements, loan agreements, security agreements, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on Exhibit A attached hereto, which is made a part of this Amendment (collectively, as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s Obligations.

    B.    The Loan Parties, the Lenders and the Agent desire to amend the Loan Documents as provided for in this Amendment.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

    1.    Certain of the Loan Documents are amended as set forth in Exhibit A attached hereto and made a part hereof. Any and all references to any Loan Document which is amended hereby in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents being amended hereby. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Agreement. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

    2.    The Borrower hereby certifies that (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment, (i) true and correct in all material respects (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date) as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty shall be ratified and confirmed as of such earlier date), and (iii) incorporated into this Amendment by reference; (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment; (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained; and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

    3.    The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Lenders, as modified by this Amendment.

    4.    As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions specified in Exhibit A attached hereto and made a part hereof.

    5.    To induce the Agent and the Lenders to enter into this Amendment, each Loan Party reaffirms all of its indemnification obligations contained in the Loan Documents, including, without limitation, pursuant to Section 11.3.2 of the Loan Agreement.

    6.    This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by electronic or facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by electronic or facsimile transmission, as applicable.

    7.    Notwithstanding any other provision herein or in the other Loan Documents, each Loan Party agrees that this Amendment, the Note, the other Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Agent’s option, be in the form of an electronic record. Any Communication may, at the Agent’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. Each Loan Party, each Lender and the Agent acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

    8.    This Amendment will be binding upon and inure to the benefit of each Loan Party, the Agent, and the Lenders and their respective heirs, executors, administrators, successors and assigns.

Certain identified information contained in this document, identified by [***], has been excluded because it is both not material and is the type that Pegasystems treats as private or confidential.

EXHIBIT 10.1
(continued)
    9.    This Amendment has been delivered to and accepted by the Agent and the Lenders and will be deemed to be made in the State of New York. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New York, excluding its conflict of laws rules, including without limitation the Electronic Signatures and Records Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act).

    10.    Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified, reaffirmed and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Agent’s or Lenders’ rights and remedies (all of which are hereby reserved). Each Loan Party, the Agent and the Lenders mutually expressly ratify and confirm the waiver of jury trial or arbitration provisions contained in the Loan Documents, all of which are incorporated herein by reference.

[signatures appear on following page]
2

EXHIBIT 10.1
(continued)
    WITNESS the due execution of this Amendment as of the date first written above, with the intent to be legally bound hereby.

WITNESS: By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Sr Treasury Manager	BORROWER: PEGASYSTEMS INC. By: /s/ Kenneth Stillwell Name: Kenneth Stillwell Title: Chief Financial Officer, Chief Administrative Officer and Senior Vice President
By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Sr Treasury Manager	GUARANTORS: PEGASYSTEMS WORLDWIDE INC. By: /s/ Efstathios Kouninis_____ Name: Efstathios Kouninis Title Director
By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Sr Treasury Manager	ANTENNA SOFTWARE, LLC By: PEGASYSTEMS INC., its sole member By: /s/ Kenneth Stillwell Name: Kenneth Stillwell Title: Chief Financial Officer, Chief Administrative Officer and Senior Vice President
By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Sr Treasury Manager	PEGA GOVERNMENT LLC By: /s/ Efstathios Kouninis_____ Name: Efstathios Kouninis Title: Manager
Signature Page – Loan Parties – Fourth Amendment to Loan Documents

EXHIBIT 10.1
(continued)

                            PNC BANK, NATIONAL ASSOCIATION,
                            Individually and as Agent

                            By: __/s/ Robert Novak______________________________
                            Name:     Robert Novak
                            Title:     Senior Vice President

Signature Page – PNC Bank – Fourth Amendment to Loan Documents

EXHIBIT 10.1
(continued)
EXHIBIT A
TO FOURTH AMENDMENT TO LOAN DOCUMENTS
DATED AS OF MARCH 31, 2022

A.    The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.Credit Agreement dated as of November 5, 2019 made by and among Pegasystems Inc., (the “Borrower”), each of the Guarantors, and the Agent (the “Loan Agreement”).

2.Amendment to Loan Documents dated as of February 18, 2020 made by and among the Borrower, each of the Guarantors, and the Agent (the “First Amendment”).

3.Second Amendment to Loan Documents dated as of July 22, 2020 made by and among the Borrower, each of the Guarantors, and the Agent (the “Second Amendment”).

4.Third Amendment to Loan Documents dated as of September 20, 2020 made by and among the Borrower, each of the Guarantors, and the Agent (the “Third Amendment”).

5.Guarantor Joinder and Assumption Agreement made as of August 24, 2020, by Pega Government LLC in favor of Agent and Lenders (the "Guarantor Joinder").

6.Revolving Credit Note in the principal amount of $100,000,000.00 dated as of November 5, 2019 executed by the Borrower in favor of the Agent (the “Note”).

7.Security Agreement dated as of November 5, 2019, by and between Borrower and Agent (the “Borrower Security Agreement”).

8.Security Agreement dated as of November 5, 2019, by and among Pegasystems Worldwide, Inc., Antenna Software, LLC and Agent (the “Guarantor Security Agreement”).

9.Continuing Agreement of Guaranty and Suretyship dated as of November 5, 2019, by and among Pegasystems Worldwide, Inc., Antenna Software, LLC and Agent (the “Guaranty Agreement”).

10.Pledge Agreement dated as of November 5, 2019, by and between Borrower and Agent (the “Borrower Pledge Agreement”).

11.First Amendment to Pledge Agreement dated as of August 24, 2020, by and between Borrower and Agent (the “First Amendment to Pledge Agreement”)

12.Pledge Agreement (Bank Deposits) dated as of November 5, 2019, by and among Borrower and Agent (the “Deposit Account Pledge Agreement”).

13.Deposit Account Control Agreement dated as of December 23, 2019, by and among Borrower, Agent and Bank of America, N.A. (as amended and in effect from time to time, the “Deposit Account Control Agreement”).

14.Patent, Trademark and Copyright Security Agreement dated as of November 5, 2019, by and between Borrower and Agent (the “Borrower PTC Agreement”).

15.Patent, Trademark and Copyright Security Agreement dated as of November 5, 2019, by and between Antenna Software, LLC and Agent (the “Guarantor PTC Agreement”).

16.All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Exhibit A.

B.    Amendments to Loan Documents. The Loan Documents are hereby amended and modified as follows:

1.Amendments to Loan Agreement.

1.01     Reference is hereby made to Section 1.01 of the Loan Agreement. Said Section 1.01 is hereby modified to delete the following definitions:

(a)Daily LIBOR Rate;
(b)Federal Funds Effective Rate;
(c)Federal Funds Open Rate;
(d)LIBOR Rate;
(e)LIBOR Rate Option;
(f)LIBOR Reserve Percentage;
(g)Month; and
(h)Published Rate.

Exhibit A - 1

EXHIBIT 10.1
(continued)
1.02    Reference is hereby made to Section 1.01 of the Loan Agreement. Said Section 1.01 is hereby modified to add the following new definitions in the appropriate alphabetical order:

“Adjusted Daily Simple SOFR” shall mean an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%.

“Adjusted Term SOFR Rate” shall mean, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) (i) 0.10% with respect to an Interest Period of one (1) month, (ii) 0.15% with respect to an Interest Period of three (3) months, and (iii) 0.25% with respect to an Interest Period of six (6) months.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Benchmark Replacement” shall mean as is specified in Section 4.4(d) [Benchmark Replacement Setting].

“Conforming Changes” shall mean, with respect to the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage , in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Effective Federal Funds Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Lending Office” shall mean, as to the Administrative Agent, the Issuing Lender or any Lender, the office or offices of such Person described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent.

“Overnight Bank Funding Rate” shall mean for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Floor” shall mean a rate of interest per annum equal to zero basis points (0.00%).

Exhibit A - 2

EXHIBIT 10.1
(continued)
“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.

“Term SOFR Rate Loan” shall mean a Revolving Credit Loan that bears interest based on Term SOFR Rate, including the Adjusted Term SOFR Rate.

“Term SOFR Rate Option” shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms specified in Section 4.1.1(ii) [Revolving Credit Term SOFR Rate Option].

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

1.03    Reference is hereby made to Section 1.01 of the Loan Agreement. Said Section 1.01 is hereby modified to amend and restate the following definitions to read as follows:

“Applicable Commitment Fee Rate” shall mean, as of any relevant date of determination, the percentage rate per annum based on the Net Leverage Ratio then in effect according to the pricing grid set forth in the definition of “Applicable Margin” herein.

“Applicable Letter of Credit Fee Rate” shall mean, as of any relevant date of determination, the percentage rate per annum based on the Net Leverage Ratio then in effect according to the pricing grid set forth in the definition of “Applicable Margin” herein.

“Base Rate” shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) Adjusted Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Borrowing Tranche” shall mean specified portions of Revolving Credit Loans outstanding as follows: (a) any Revolving Credit Loans to which a Term SOFR Rate Option applies under the same Revolving Credit Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (b) all Revolving Credit Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Interest Period” shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the Term SOFR Rate Option. Subject to the last sentence of this definition, such period shall be, in each case, subject to the availability thereof, one month, three months, or six months. Such Interest Period shall commence on the effective date of such Term SOFR Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Revolving Credit Loans, or (ii) the date of renewal of or conversion to the Term SOFR Rate Option if the Borrower is renewing or converting to the Term SOFR Rate Option applicable to outstanding Revolving Credit Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Revolving Credit Loans that would end after the Expiration Date, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“Interest Rate Option” shall mean any Term SOFR Rate Option or Base Rate Option.

Exhibit A - 3

EXHIBIT 10.1
(continued)
    1.04    Reference is hereby made to Section 1.1 of the Loan Agreement. The existing defined term “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new defined term “Applicable Margin” is hereby inserted in its place and stead:

“Applicable Margin” shall mean the corresponding percentages per annum as specified under and in accordance with the terms set forth below based on the Net Leverage Ratio:

Level	Net Leverage Ratio	Commitment Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit Term SOFR Rate Spread
I	Less than 1.0 to 1.0	0.150%	1.00%	0.00%	1.00%
II	Greater than or equal to 1.0 to 1.0 but less than 2.0 to 1.0	0.175%	1.25%	0.25%	1.25%
III	Greater than or equal to 2.00 to 1.0 but less than 3.00 to 1.0	0.200%	1.40%	0.40%	1.40%
IV	Greater than or equal to 3.0 to 1.0	0.225%	1.55%	0.55%	1.55%

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a)    The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be determined on the Closing Date based on the Net Leverage Ratio computed on such date pursuant to a Compliance Certificate to be delivered on the Closing Date.
(b)    The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Net Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
(c)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default]. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

    1.05    Reference is hereby made to Section 1.4 of the Loan Agreement. Said Section 1.4 is hereby deleted in its entirety and the following new Section 1.4 is hereby inserted in its place and stead:

“1.4 Term SOFR Notification. Section 4.4(d) [Benchmark Replacement Setting] of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.”

         1.06     Reference is hereby made to Schedule 1.1(A) of the Loan Agreement. Said Schedule 1.1(A) is hereby deleted in its entirety and replaced with the definition of “Applicable Margin”.

         1.07     Reference is hereby made to Schedule 1.1(B) Part 2 of the Loan Agreement. Said Schedule 1.1(B) Part 2 is hereby amended and restated as follows:

“Part 2 - Addresses for Notices to Borrower and Guarantors:
ADMINISTRATIVE AGENT
Name:    PNC Bank, National Association
100 Summer Street
Boston, MA 02110
Attention: TJ O’Malley
Telephone:    [***]
Telecopy:    [***]
Exhibit A - 4

EXHIBIT 10.1
(continued)
With a Copy To:
Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:    Agency Services
Telephone:    [***]
Telecopy:    [***]
BORROWER:
Name:     Pegasystems Inc.
Address:    One Main Street
        Cambridge, MA 02142
Attention:    Stathi Kouninis, Chief Accounting Officer and Vice President, Finance
Telephone:    [***]
Email    :    [***]
GUARANTORS:
Name:     Pegasystems Worldwide Inc.
Address:    One Main Street
        Cambridge, MA 02142
Attention:    Stathi Kouninis, Chief Accounting Officer and Vice President, Finance
Telephone:    [***]
Email    :    [***]
Name:     Antenna Software, LLC
Address:    One Main Street
        Cambridge, MA 02142
Attention:    Stathi Kouninis, Chief Accounting Officer and Vice President, Finance
Telephone:    [***]
Email    :    [***]
Name:     Pega Government LLC
Address:    One Main Street
        Cambridge, MA 02142
Attention:    Stathi Kouninis, Chief Accounting Officer and Vice President, Finance
Telephone:    [***]
Email    :    [***]
    1.08    Reference is hereby made to Section 2.5 of the Loan Agreement. Said Section 2.5 is hereby amended and restated as follows:

“2.5 Revolving Credit Loan Requests; Conversions and Renewals. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m. Eastern Time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Term SOFR Rate Option applies or the conversion to or the renewal of the Term SOFR Rate Option for any Revolving Credit Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the Term SOFR Rate Option, and (y) integral multiples of $100,000 and not less than $250,000 for each Borrowing Tranche under the Base Rate Option.”

    1.09    Reference is hereby made to Section 4.1 of the Loan Agreement. Said Section 4.1 is hereby amended and restated as follows:

Exhibit A - 5

EXHIBIT 10.1
(continued)
“4.1     Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Revolving Credit Loans as selected by it from the Base Rate Option or Term SOFR Rate Option set forth below applicable to the Revolving Credit Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Revolving Credit Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Revolving Credit Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Revolving Credit Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the Term SOFR Rate Option for any Revolving Credit Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Term SOFR Rate Option shall be converted to the Base Rate Option, at the end of the applicable Interest Period relating thereto. If at any time the designated rate applicable to any Revolving Credit Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Revolving Credit Loan shall be limited to such Lender's highest lawful rate.

4.1.1     Revolving Credit Interest Rate Options. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i)     Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)    Revolving Credit Term SOFR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Adjusted Term SOFR Rate as determined for each applicable Interest Period plus the Applicable Margin.

    4.1.2    Reserved.

        4.1.3    Rate Quotations. The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

        4.1.4 Conforming Changes Relating to Term SOFR Rate. With respect to the Term SOFR Rate, the Administrative Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, the Administrative Agent shall provide notice to the Borrower and the Lenders of each amendment implementing Conforming Changes reasonably promptly after such amendment becomes effective.”

    1.10    Reference is hereby made to Section 4.4 of the Loan Agreement. Said Section 4.4 is hereby deleted in its entirety and the following new Section 4.4 is hereby inserted in its place and stead:

“4.4     Term SOFR Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.

(a)Unascertainable; Increased Costs.  If, on or prior to the first day of an Interest Period:

(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Term SOFR Rate or Daily Simple SOFR cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to the Term SOFR Rate or Daily Simple SOFR (including, without limitation, changes in national or international financial, political or economic conditions), or

(ii)Any Lender determines that for any reason in connection with any request for a Term SOFR Rate Loan or a conversion thereto or a continuation thereof that the Term SOFR Rate for any requested Interest Period with respect to a proposed Term SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Revolving Credit Loan, and such Lender has provided notice of such determination to the Administrative Agent, or

(iii)the Administrative Agent or the Required Lenders determine that for any reason in connection with any request for a Revolving Credit Loan bearing interest based on Daily Simple SOFR or a conversion thereto or a continuation thereof that the Daily Simple SOFR with respect to such proposed Revolving Credit Loan does not adequately and fairly reflect the cost to such Lenders of funding such Revolving Credit Loan, then the Administrative Agent shall have the rights specified in Section 4.4(c) [Administrative Agent’s and Lender’s Rights].

(b)Illegality.  If at any time any Lender shall have determined that the making, maintenance or funding of any Term SOFR Rate Loan or Revolving Credit Loan based on Daily Simple SOFR has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 4.4(c) [Administrative Agent’s and Lender’s Rights].

Exhibit A - 6

EXHIBIT 10.1
(continued)
(c)Administrative Agent’s and Lender’s Rights.  In the case of any event specified in Section 4.4(a) [Unascertainable; Increased Costs] above, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4(b) [Illegality] above, such Lender shall promptly notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Term SOFR Rate Loan or Revolving Credit Loan based on Daily Simple SOFR, as applicable, shall be suspended (to the extent of the affected Term SOFR Rate Loan, or Interest Periods or Revolving Credit Loan based on Daily Simple SOFR, as applicable,) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under Section 4.4(a) [Unascertainable; Increased Costs] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Term SOFR Rate Option and the Term SOFR Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Revolving Credit Loans.  If any Lender notifies the Administrative Agent of a determination under Section 4.4(b) [Illegality], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.10 [Indemnity], as to any Revolving Credit Loan of the Lender to which a Term SOFR Rate Option applies, on the date specified in such notice either convert such Revolving Credit Loan to the Base Rate Option otherwise available with respect to such Revolving Credit Loan or prepay such Revolving Credit Loan in accordance with Section 5.6 [Voluntary Prepayments].  Absent due notice from the Borrower of conversion or prepayment, such Revolving Credit Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Revolving Credit Loan upon such specified date.

(d)Benchmark Replacement Setting.

(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.

(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

Exhibit A - 7

EXHIBIT 10.1
(continued)
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Revolving Credit Loan bearing interest based on the Term SOFR Rate, conversion to or continuation of Revolving Credit Loans bearing interest based on the Term SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Revolving Credit Loan of or conversion to Revolving Credit Loans bearing interest under the Base Rate Option. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)Definitions. As used in this Section:

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” shall mean, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)Daily Simple SOFR;

(2)the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

Exhibit A - 8

EXHIBIT 10.1
(continued)
(2)    a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(d) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(d) titled “Benchmark Replacement Setting”.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.”

    1.11    Reference is hereby made to Section 4.5 of the Loan Agreement. Said Section 4.5 is hereby amended and restated as follows:

“4.5    Selection of Interest Rate Options. If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Revolving Credit Loans under the Term SOFR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have continued such Borrowing Tranche at the Term SOFR Rate Option with an Interest Period of one month. Any Loan Request that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate Option.”

    1.12    Reference is hereby made to Section 4.6 of the Loan Agreement. The text of Section 4.6 is hereby deleted in its entirety and replaced with the word “Reserved”.

    1.13    Reference is hereby made to Section 5.5 of the Loan Agreement. Said Section 5.5 is hereby revised so that the following sentence is added to the end thereof: “Interest shall be computed to, but excluding, the date payment is due.”

    1.14    Reference is hereby made to Section 5.6.1 of the Loan Agreement. Said Section 5.6.1 is hereby amended and restated as follows:

“5.6.1 Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Revolving Credit Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrower desires to prepay any part of the Revolving Credit Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. Eastern Time at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans that bear interest at the Base Rate Option and at least three (3) Business Days in the case of Revolving Credit Loans bearing interest at the Term SOFR Rate Option, setting forth the following information:

(i)the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(ii) a statement indicating the application of the prepayment between the Revolving Credit Loans to which the Base Rate Option applies and Revolving Credit Loans to which the Term SOFR Rate Option applies; and
(iii) the total principal amount of such prepayment, which shall not be less than the lesser of (A) the Revolving Facility Usage or (B) $10,000,000 for any Revolving Credit Loan.

Exhibit A - 9

EXHIBIT 10.1
(continued)
All prepayment notices shall be irrevocable. The principal amount of the Revolving Credit Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4(c) [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Revolving Credit Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (1) first to Revolving Credit Loans; and (2) after giving effect to the allocations in clause (1) above and in the preceding sentence, first to Revolving Credit Loans to which the Base Rate Option applies, then to Revolving Credit Loans to which the Term SOFR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity].”

    1.15    Reference is hereby made to Section 5.8.1(iii) of the Loan Agreement. Said Section 5.8.1(iii) is hereby amended and restated as follows:

    “(iii)    impose on any Lender, the Issuing Lender or the relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;”

    1.16    Reference is hereby made to Section 5.10 of the Loan Agreement. Said Section 5.10 is hereby amended and restated as follows:

“5.10     Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Revolving Credit Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(a)    payment, prepayment, conversion or renewal of any Revolving Credit Loan to which a Term SOFR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due); or

(b)    attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Conversions and Renewals] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments] or failure by the Borrower (for a reason other than the failure of such Lender to make a Revolving Credit Loan) to prepay, borrow, continue or convert any Revolving Credit Loan other than a Revolving Credit Loan under the Base Rate Option on the date or in the amount notified by the Borrower, or

(c)    any assignment of a Revolving Credit Loan under the Term SOFR Rate Option on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 5.6.2 [Replacement of a Lender].

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.”

    1.17    Reference is hereby made to Section 8.2.15 of the Loan Agreement. Said Section 8.2.15 is hereby amended and restated as follows:

“8.2.15 Minimum Liquidity. To and including December 31, 2022, the Loan Parties shall not, at any time, permit the aggregate amount of cash and Permitted Investments plus the availability under the Revolving Credit Loan held by the Borrower to be less than Two Hundred Million Dollars ($200,000,000).”

    1.18    Reference is hereby made to Section 8.2.16 of the Loan Agreement. Said Section 8.2.16 is hereby amended and restated as follows:

        “8.2.16 Maximum Net Leverage Ratio. Commencing with the calculation date of March 31, 2023, the Loan Parties shall not permit the Net Leverage Ratio, calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended, to be more than 3.50 to 1.00; provided, that at the Borrower’s option, the maximum Net Leverage Ratio may increase to 4.00:1.00 for four (4) consecutive fiscal quarters immediately following the consummation by the Borrower, any other Loan Party or any Subsidiary thereof, of a Permitted Acquisition with a purchase price in excess of $50,000,000 (a “Material Acquisition”); provided, further that (i) the Borrower’s ability to increase the Net Leverage Ratio as described in this Section 8.2.16 shall be limited to two (2) requests during the term of this Agreement, (ii) no more than one such increase shall be in effect at any time and (iii) the Net Leverage Ratio shall revert to the then permitted ratio (without giving effect to such increase) for at least two fiscal quarters before another increase may be invoked.”

    1.19    Reference is hereby made to Section 8.2.17 of the Loan Agreement. Said Section 8.2.17 is hereby amended and restated as follows:

    “8.2.17 Minimum Interest Coverage Ratio. Commencing with the calculation date of March 31, 2023, the Loan Parties shall not permit the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense, calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended, to be less than 3.50 to 1.00.”

1.20     In addition to the amendments made to the Loan Agreement pursuant to this Amendment, any and all references in the Loan Agreement to:

Exhibit A - 10

EXHIBIT 10.1
(continued)
(a)“Federal Funds Effective Rate” are hereby deleted in their entirety and new references to “Effective Federal Funds Rate” are hereby inserted in their place and stead;
(b)“LIBOR Rate” are hereby deleted in their entirety and new references to “Term SOFR Rate” are hereby inserted in their place and stead; and
(c)“LIBOR Rate Option” are hereby deleted in their entirety and new references to “Term SOFR Rate Option” are hereby inserted in their place and stead.

C.    Conditions to Effectiveness of Amendment: The Agent’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.Execution by all applicable parties and delivery to the Agent of this Amendment (including the attached Consent).

2.Reimbursement by the Borrower to the Agent of the fees and expenses of the Agent's outside counsel in connection with this Amendment.

3.All representations and warranties contained in the Loan Documents are true and correct in all material respects on the date hereof (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date).

4.Immediately after giving effect to this Amendment, no default or Event of Default shall have occurred and be continuing under the Loan Agreement or any of the other Loan Documents.

Exhibit A - 11

EXHIBIT 10.1
(continued)
CONSENT OF GUARANTOR

    Each of the undersigned guarantors (jointly and severally if more than one, the “Guarantors”) consent to the provisions of the foregoing Amendment, any and all documents executed in connection therewith, and all prior amendments (if any) and confirms and agrees that (a) the Guarantors’ obligations under the Guaranty shall be unimpaired by the Amendment; (b) as of the date hereof, the Guarantors have no defenses, set offs, counterclaims, discounts or charges of any kind against the Agent and/or the Lenders, their respective officers, directors, employees, agents or attorneys with respect to the Guaranty; (c) except as expressly modified by the foregoing Amendment, all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment; and (d) the Guarantors are bound by the terms and provisions of paragraph 5 of the Amendment. The Guarantors certify that all representations and warranties made in the Guaranty are true and correct in all material respects (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date).

    By signing below, the Guarantors agree that this Consent, the Guaranty, the other Loan Documents, any amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Agent’s option, be in the form of an electronic record. Any Communication may, at the Agent’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Guarantor acknowledges and agrees that the methods for delivering Communications, including notices, under the Guaranty and the other Loan Documents include electronic transmittal to any electronic address provided by any party to the other party from time to time.

    The Guarantors hereby confirm that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantors, shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantors’ existing and future Obligations to the Lenders, as modified by this Amendment.

    The Guarantor ratifies and confirms the indemnification (if any) and waiver of jury trial provisions contained in the Guaranty.

[signatures appear on following page]

EXHIBIT 10.1
(continued)

    WITNESS the due execution of this Consent as of the date of the Amendment, intending to be legally bound hereby.

WITNESS: By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Sr Treasury Manager	GUARANTORS: PEGASYSTEMS WORLDWIDE INC. By: /s/ Efstathios Kouninis_____ Name: Efstathios Kouninis Title Director
By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Sr Treasury Manager
ANTENNA SOFTWARE, LLC

By: PEGASYSTEMS INC., its sole member

By: /s/ Ken Stillwell___________
    Name:    Kenneth Stillwell
    Title:    Chief Financial Officer, Chief
        Administrative Officer and Senior
        Vice President

By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Sr Treasury Manager	PEGA GOVERNMENT LLC By: /s/ Efstathios Kouninis_____ Name: Efstathios Kouninis Title: Manager

Signature Page – Guarantors – Fourth Amendment to Loan Documents